Exhibit 99-1

NEWS RELEASE
October 22, 2018
Contact:	Lance A. Sellers
President and Chief Executive Officer

A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported third quarter earnings results with highlights as follows:

Third quarter highlights:

●
Net earnings were $3.5 million or $0.58 basic net earnings per share and $0.57 diluted net earnings per share for the three months ended September 30, 2018, as compared to $3.2 million or $0.54 basic net earnings per share and $0.52 diluted net earnings per share for the same period one year ago.

Year to date highlights:

●
Net earnings were $9.9 million or $1.66 basic net earnings per share and $1.65 diluted net earnings per share for the nine months ended September 30, 2018, as compared to $8.3 million or $1.38 basic net earnings per share and $1.35 diluted net earnings per share for the same period one year ago.
●
Total loans increased $39.3 million to $786.7 million at September 30, 2018, compared to $747.4 million at September 30, 2017.
●
Core deposits were $875.7 million or 98.0% of total deposits at September 30, 2018, compared to $879.6 million or 97.6% of total deposits at September 30, 2017.

Lance A. Sellers, President and Chief Executive Officer, attributed the increase in third quarter net earnings to an increase in net interest income, which was partially offset by an increase in the provision for loan losses, a decrease in non-interest income and an increase in non-interest expense during the three months ended September 30, 2018, as compared to the three months ended September 30, 2017, as discussed below.

Net interest income was $11.1 million for the three months ended September 30, 2018, compared to $10.0 million for the three months ended September 30, 2017. The increase in net interest income was primarily due to a $910,000 increase in interest income, which was primarily attributable to an increase in the average outstanding balance of loans and a 1.00% increase in the prime rate since September 30, 2017, combined with a $93,000 decrease in interest expense, which was primarily attributable to a decrease in the average outstanding balances of FHLB borrowings during the three months ended September 30, 2018, as compared to the same period one year ago due to the payoff of remaining FHLB borrowings in October 2017. Net interest income after the provision for loan losses was $10.9 million for the three months ended September 30, 2018, compared to $10.3 million for the three months ended September 30, 2017. The provision for loan losses for the three months ended September 30, 2018 was an expense of $110,000, as compared to a credit of $218,000 for the three months ended September 30, 2017. The increase in the provision for loan losses is primarily attributable to a $39.3 million increase in loans from September 30, 2017 to September 30, 2018.

Non-interest income was $3.9 million for the three months ended September 30, 2018, compared to $4.2 million for the three months ended September 30, 2017. The decrease in non-interest income is primarily attributable to a $64,000 decrease in mortgage banking income and a $80,000 decrease in miscellaneous non-interest income during the three months ended September 30, 2018, compared to the same period one year ago.

Non-interest expense was $10.7 million for the three months ended September 30, 2018, compared to $10.0 million for the three months ended September 30, 2017. The increase in non-interest expense was primarily attributable to a $586,000 increase in salaries and benefits expense, which was primarily due to an increase in the number of full-time equivalent employees and annual salary increases.

Year-to-date net earnings as of September 30, 2018 were $9.9 million or $1.66 basic net earnings per share and $1.65 diluted net earnings per share, as compared to $8.3 million or $1.38 basic net earnings per share and $1.35 diluted net earnings per share for the same period one year ago. The increase in year-to-date net earnings is primarily attributable to an increase in net interest income and an increase in non-interest income, which were partially offset by an increase in the provision for loan losses and an increase in non-interest expense, as discussed below.

Year-to-date net interest income as of September 30, 2018 was $31.9 million compared to $29.4 million for the same period one year ago. The increase in net interest income was primarily due to a $2.2 million increase in interest income, which was primarily attributable to an increase in the average outstanding balance of loans and a 1.00% increase in the prime rate since September 2017, combined with a $333,000 decrease in interest expense, which was primarily attributable to a decrease in the average outstanding balances of FHLB borrowings during the nine months ended September 30, 2018, as compared to the same period one year ago due to the payoff of remaining FHLB borrowings in October 2017. Net interest income after the provision for loan losses was $31.5 million for the nine months ended September 30, 2018, compared to $29.8 million for the same period one year ago. The provision for loan losses for the nine months ended September 30, 2018 was an expense of $372,000, as compared to a credit of $405,000 for the nine months ended September 30, 2017. The increase in the provision for loan losses is primarily attributable to a $39.3 million increase in loans from September 30, 2017 to September 30, 2018.

Non-interest income was $11.7 million for the nine months ended September 30, 2018, compared to $11.5 million for the nine months ended September 30, 2017. The increase in non-interest income is primarily attributable to a $438,000 increase in miscellaneous non-interest income, which was partially offset by a $273,000 decrease in mortgage banking income during the nine months ended September 30, 2018, as compared to the nine months ended September 30, 2017. The increase in miscellaneous non-interest income is primarily due to $17,000 in net gains on other real estate owned properties for the nine months ended September 30, 2018, as compared to $240,000 in net losses and write-downs on other real estate owned properties for the nine months ended September 30, 2017. The decrease in mortgage banking income is primarily due to a decrease in mortgage loan volume resulting from an increase in mortgage loan rates.

Non-interest expense was $31.3 million for the nine months ended September 30, 2018, as compared to $30.4 million for the nine months ended September 30, 2017. The increase in non-interest expense was primarily due to a $828,000 increase in salaries and benefits expense and a $386,000 increase in occupancy expense, which were partially offset by a $264,000 decrease in other non-interest expense, during the nine months ended September 30, 2018, as compared to the nine months ended September 30, 2017. The increase in salaries and benefits expense is primarily due to an increase in the number of full-time equivalent employees and annual salary increases. The increase in occupancy expense is primarily due to an increase in depreciation expense during the nine months ended September 30, 2018, as compared to the nine months ended September 30, 2017. The decrease in other non-interest expense is primarily due to decreases in telecommunications expense, debit card expense and internet banking expense during the nine months ended September 30, 2018, as compared to the nine months ended September 30, 2017.

Non-interest income and non-interest expense for the three and nine months ended September 30, 2018 and 2017 reflect the implementation of Financial Accounting Standards Board Accounting Standards Update No. 2014-09, (Topic 606): Revenue from Contracts with Customers, which was effective for the Company’s reporting periods beginning after December 15, 2017. Prior to March 31, 2018, appraisal management fee income and expense from the Bank’s subsidiary, Community Bank Real Estate Solutions, LLC, was reported as a net amount, which was included in miscellaneous non-interest income. This income and expense is now reported on separate line items under non-interest income and non-interest expense.

Income tax expense was $687,000 for the three months ended September 30, 2018, compared to $1.2 million for the three months ended September 30, 2017. The effective tax rate was 17% for the three months ended September 30, 2018, compared to 27% for the three months ended September 30, 2017. Income tax expense was $1.9 million for the nine months ended September 30, 2018, compared to $2.7 million for the nine months ended September 30, 2017. The effective tax rate was 16% for the nine months ended September 30, 2018, compared to 25% for the nine months ended September 30, 2017. The reduction in the effective tax rate is primarily due to the passing of the Tax Cuts and Jobs Act in December, 2017, which reduced the Company’s federal corporate tax rate from 34% to 21% effective January 1, 2018.

Total assets were $1.1 billion as of September 30, 2018 and 2017. Available for sale securities were $206.0 million as of September 30, 2018, compared to $235.7 million as of September 30, 2017. Total loans were $786.7 million as of September 30, 2018, compared to $747.4 million as of September 30, 2017.

Non-performing assets were $3.9 million or 0.36% of total assets at September 30, 2018, compared to $4.9 million or 0.44% of total assets at September 30, 2017. Non-performing loans include $3.7 million in commercial and residential mortgage loans, $39,000 in acquisition, development and construction (“AD&C”) loans and $136,000 in other loans at September 30, 2018, as compared to $4.7 million in commercial and residential mortgage loans, $16,000 in AD&C loans and $251,000 in other loans at September 30, 2017.

The allowance for loan losses at September 30, 2018 was $6.3 million or 0.80% of total loans, compared to $6.8 million or 0.92% of total loans at September 30, 2017. Management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $893.5 million at September 30, 2018, compared to $901.6 million at September 30, 2017. Core deposits, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $250,000, were $875.7 million at September 30, 2018, compared to $879.6 million at September 30, 2017. Certificates of deposit in amounts of $250,000 or more totaled $17.0 million at September 30, 2018, as compared to $21.3 million at September 30, 2017.

Securities sold under agreements to repurchase were $55.8 million at September 30, 2018, as compared to $53.3 million at September 30, 2017.

Shareholders’ equity was $119.7 million, or 10.88% of total assets, as of September 30, 2018, compared to $116.2 million, or 10.36% of total assets, as of September 30, 2017.

Peoples Bank currently operates 19 banking offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Iredell and Wake Counties. The Bank plans to open a new banking office in Cary, North Carolina during the fourth quarter of 2018. Peoples Bank also operates loan production offices in Lincoln and Durham Counties. The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2017.

CONSOLIDATED BALANCE SHEETS
September 30, 2018, December 31, 2017 and September 30, 2017
(Dollars in thousands)

	September 30, 2018	December 31, 2017	September 30, 2017
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$44,743	$53,186	$55,718
Interest-bearing deposits	12,298	4,118	37,538
Cash and cash equivalents	57,041	57,304	93,256

Investment securities available for sale	205,966	229,321	235,736
Other investments	4,394	1,830	2,680
Total securities	210,360	231,151	238,416

Mortgage loans held for sale	1,740	857	2,623

Loans	786,724	759,764	747,437
Less: Allowance for loan losses	(6,295)	(6,366)	(6,844)
Net loans	780,429	753,398	740,593

Premises and equipment, net	19,453	19,911	19,697
Cash surrender value of life insurance	15,839	15,552	15,452
Accrued interest receivable and other assets	15,430	13,993	11,516
Total assets	$1,100,292	$1,092,166	$1,121,553

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$306,834	$285,406	$287,794
NOW, MMDA & savings	478,898	498,445	486,051
Time, $250,000 or more	17,018	18,756	21,318
Other time	90,709	104,345	106,476
Total deposits	893,459	906,952	901,639

Securities sold under agreements to repurchase	55,766	37,757	53,307
FHLB borrowings	-	-	20,000
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	10,729	10,863	9,835
Total liabilities	980,573	976,191	1,005,400

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,995,256 shares at 9/30/18 and 12/31/17,
5,450,412 shares at 9/30/17	62,096	62,096	45,102
Retained earnings	57,882	50,286	66,539
Accumulated other comprehensive income	(259)	3,593	4,512
Total shareholders' equity	119,719	115,975	116,153

Total liabilities and shareholders' equity	$1,100,292	$1,092,166	$1,121,553

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2018 and 2017
(Dollars in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$9,907	$8,966	$28,362	$25,935
Interest on due from banks	86	60	255	138
Interest on investment securities:
U.S. Government sponsored enterprises	591	578	1,721	1,795
State and political subdivisions	974	1,047	2,950	3,198
Other	50	47	138	157
Total interest income	11,608	10,698	33,426	31,223

INTEREST EXPENSE:
NOW, MMDA & savings deposits	189	156	551	431
Time deposits	127	112	342	360
FHLB borrowings	-	211	-	604
Junior subordinated debentures	209	152	578	432
Other	32	19	66	43
Total interest expense	557	650	1,537	1,870

NET INTEREST INCOME	11,051	10,048	31,889	29,353
PROVISION FOR (REDUCTION OF PROVISION
FOR) LOAN LOSSES	110	(218)	372	(405)
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	10,941	10,266	31,517	29,758

NON-INTEREST INCOME:
Service charges	1,083	1,140	3,163	3,340
Other service charges and fees	173	145	528	447
Gain on sale of securities	-	-	50	-
Mortgage banking income	216	280	672	945
Insurance and brokerage commissions	206	221	591	568
Appraisal management fee income	799	855	2,442	2,447
Miscellaneous	1,438	1,518	4,221	3,783
Total non-interest income	3,915	4,159	11,667	11,530

NON-INTEREST EXPENSES:
Salaries and employee benefits	5,519	4,933	15,866	15,038
Occupancy	1,761	1,669	5,367	4,981
Appraisal management fee expense	627	655	1,873	1,869
Other	2,795	2,749	8,198	8,462
Total non-interest expense	10,702	10,006	31,304	30,350

EARNINGS BEFORE INCOME TAXES	4,154	4,419	11,880	10,938
INCOME TAXES	687	1,177	1,934	2,680

NET EARNINGS	$3,467	$3,242	$9,946	$8,258

PER SHARE AMOUNTS*
Basic net earnings	$0.58	$0.54	$1.66	$1.38
Diluted net earnings	$0.57	$0.52	$1.65	$1.35
Cash dividends	$0.13	$0.11	$0.39	$0.33
Book value	$19.97	$19.37	$19.97	$19.37

*Per share computations have been restated to reflect a 10% stock dividend during the fourth quarter of 2017.

FINANCIAL HIGHLIGHTS
For the three and nine months ended September 30, 2018 and 2017
(Dollars in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$209,221	$231,135	$212,221	$235,947
Loans	781,596	746,633	771,951	739,857
Earning assets	1,012,946	1,000,792	1,007,183	997,139
Assets	1,104,041	1,101,586	1,095,255	1,096,502
Deposits	907,536	888,746	907,975	892,057
Shareholders' equity	119,710	115,512	121,237	115,161

SELECTED KEY DATA:
Net interest margin (tax equivalent)	4.43%	4.20%	4.34%	4.15%
Return on average assets	1.25%	1.17%	1.21%	1.01%

Return on average shareholders' equity	11.49%	11.14%	10.97%	9.59%
Shareholders' equity to total assets (period end)	10.88%	10.36%	10.88%	10.36%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$6,277	$7,167	$6,366	$7,550
Provision for loan losses	110	(218)	372	(405)
Charge-offs	(259)	(152)	(766)	(481)
Recoveries	167	47	323	180
Balance, end of period	$6,295	$6,844	$6,295	$6,844

ASSET QUALITY:
Non-accrual loans			$3,920	$4,931
90 days past due and still accruing			-	-
Other real estate owned			-	-
Total non-performing assets			$3,920	$4,931
Non-performing assets to total assets			0.36%	0.44%
Allowance for loan losses to non-performing assets			160.59%	138.80%
Allowance for loan losses to total loans			0.80%	0.92%

LOAN RISK GRADE ANALYSIS:
			Percentage of Loans
			By Risk Grade
			9/30/2018	9/30/2017
Risk Grade 1 (excellent quality)			0.82%	1.16%
Risk Grade 2 (high quality)			26.30%	25.61%
Risk Grade 3 (good quality)			60.82%	60.40%
Risk Grade 4 (management attention)			9.02%	8.61%
Risk Grade 5 (watch)			1.81%	2.67%
Risk Grade 6 (substandard)			0.90%	1.23%
Risk Grade 7 (doubtful)			0.00%	0.00%
Risk Grade 8 (loss)			0.00%	0.00%

At September 30, 2018, including non-accrual loans, there were two relationships exceeding $1.0 million in the Watch risk grade (which totaled $3.2 million). There were no relationships exceeding $1.0 million in the Substandard risk grade.